UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
|Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011 (January 21, 2011)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     5455 152nd Street, Suite 308
Surrey, British Columbia, Canada V3S 5A5
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1 (800) 665-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01      Other Events

On January 21, 2011, Silverado Gold Mines Ltd. (the “Registrant”) received a Cease Trade Order (the “CTO”) from the British Columbia Securities Commission (“BCSC”). Pursuant to the CTO, the Executive Director of the BCSC ordered that trading in the securities of the Registrant cease in the province of British Columbia until (i) the Registrant satisfies certain filing requirements in British Columbia that are specifically set forth in the CTO, and (ii) the Executive Director of the BCSC issues an order revoking the CTO.

The CTO affects only the issuance and trading of the Registrant’s securities in the province of British Columbia. The Registrant’s securities may still be traded outside of British Columbia.

The Registrant has been diligently working in cooperation with the BCSC since the issuance of the CTO to file the required documents and to secure the revocation of the CTO.

The foregoing information does not purport to be complete and is qualified in its entirety by reference to the full text of the CTO, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Document

99.1	Cease Trade Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2011	Silverado Gold Mines Ltd.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer